Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Liston Bishop III and Susan N. Roth, and each of them, as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 or such other form as any such attorney-in-fact and agent may deem necessary or desirable, relating to the registration of certain securities of Unum Group, a Delaware corporation, Unum Group Financing Trust I, a Delaware statutory trust, and Unum Group Financing Trust II, a Delaware statutory trust, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and confirms all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have each executed this Power of Attorney this 7th day of October, 2014.

/s/ Theodore H. Bunting, Jr. Theodore H. Bunting, Jr.	/s/ Timothy F. Keaney Timothy F. Keaney

/s/ E. Michael Caulfield E. Michael Caulfield	/s/ Thomas Kinser Thomas Kinser

/s/ Cynthia L. Egan Cynthia L. Egan	/s/ Gloria C. Larson Gloria C. Larson

/s/ Pamela H. Godwin Pamela H. Godwin	/s/ A.S. MacMillan, Jr. A.S. MacMillan, Jr.

/s/ Ronald E. Goldsberry Ronald E. Goldsberry	/s/ Edward J. Muhl Edward J. Muhl

/s/ Kevin T. Kabat Kevin T. Kabat	/s/ William J. Ryan William J. Ryan